As filed with the United States Securities and Exchange Commission on December 1, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
Registration Statement Under the Securities Act of 1933

Jurisdiction of
Names of	Incorporation	I.R.S. Employer
Co-Registrants	or Organization	Identification No.

M.D.C. HOLDINGS, INC.	Delaware	84-0622967
M.D.C. LAND CORPORATION	Colorado	84-0831548
RAH OF FLORIDA, INC.	Colorado	84-1590389
RAH OF TEXAS, LP	Colorado	81-0545696
RAH TEXAS HOLDINGS, LLC	Colorado	35-2175328
RICHMOND AMERICAN CONSTRUCTION, INC.	Delaware	86-0540418
RICHMOND AMERICAN HOMES OF ARIZONA, INC.	Delaware	86-0277026
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.	Colorado	77-0084376
RICHMOND AMERICAN HOMES OF COLORADO, INC.	Delaware	84-1256155
RICHMOND AMERICAN HOMES OF DELAWARE, INC.	Colorado	02-0701599
RICHMOND AMERICAN HOMES OF FLORIDA, LP	Colorado	02-0701603
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.	Colorado	02-0701597
RICHMOND AMERICAN HOMES OF MARYLAND, INC.	Maryland	52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC.	Colorado	88-0227698
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.	Colorado	02-0701583
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.	Colorado	02-0701595
RICHMOND AMERICAN HOMES OF TEXAS, INC.	Colorado	75-2115660
RICHMOND AMERICAN HOMES OF UTAH, INC.	Colorado	02-0574838
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.	Virginia	54-0570445
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.	Colorado	54-2019401
RICHMOND AMERICAN HOMES TWO, INC.	Colorado	02-0701585
RICHMOND AMERICAN HOMES THREE, INC.	Colorado	02-0701586
RICHMOND AMERICAN HOMES FOUR, INC.	Colorado	02-0701587
RICHMOND AMERICAN HOMES FIVE, INC.	Colorado	02-0701590
RICHMOND AMERICAN HOMES SIX, INC.	Colorado	02-0701591
RICHMOND AMERICAN HOMES SEVEN, INC.	Colorado	02-0701593

4350 S. Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)
Joseph H. Fretz, Esq.
Secretary and Corporate Counsel
4350 S. Monaco Street, Suite 500
Denver, CO 80237
(303) 773-1100
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☑
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.   ☐
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Amount of
Securities to be Registered	Registered	Registration Fee

M.D.C. Holdings, Inc.
Common Stock, par value $0.01 per share(1)	$1,000,000,000	$107,700(4)
Preferred Stock, par value $0.01 per share
Debt Securities(2)
Guaranties of M.D.C. Holdings, Inc. Debt Securities by each other Co-Registrant(3)

(1)	Includes shares of Common Stock into which certain series of Debt Securities and Preferred Stock may be converted and for which no separate consideration will be received. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Includes senior debt securities, senior subordinated debt securities and junior subordinated debt securities.
(3)	No separate consideration will be received for the Guaranties, see Rule 457(n).
(4)	Pursuant to Rules 456(b) and 457(r), the co-registrants are deferring payment of all of the registration fee, except for an aggregate of $61,060 in registration fees that has already been paid with respect to securities that were previously registered on Forms S-3 (SEC File Nos. 333-117319 and 333-107859), filed by the co-registrants on July 12, 2004 and August 11, 2003, respectively, which securities were not sold thereunder and which fees are being offset against the registration fee otherwise due hereunder pursuant to Rule 457(p).

M.D.C. Holdings, Inc.
$1,000,000,000

        The following are types of securities that we may offer and sell under this prospectus:

•	common stock

•	preferred stock

•	debt securities
      We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

•	Maturity

•	Interest rate

•	Sinking fund terms

•	Currency of payments

•	Redemption terms

•	Listing on a securities exchange

•	Amount payable at maturity

•	Guarantees by some of our subsidiaries
      This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Our common stock, par value $0.01 per share, trades on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “MDC.” We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
December 1, 2005

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M.D.C. HOLDINGS, INC.
      M.D.C. Holdings, Inc., or MDC, is a Delaware corporation. We started business in 1972. Our primary business is owning and managing subsidiary companies which build homes under the name “Richmond American Homes.” We also own and manage HomeAmerican Mortgage Corporation which originates mortgage loans primarily for our homebuyers; American Home Insurance Agency, Inc., which sells casualty insurance products to our homebuyers; and American Home Title and Escrow, Inc. which provides title insurance and closing services for our customers. Unless specifically stated otherwise, references in this prospectus or any prospectus supplement to “we,” “us” or “our” include only MDC, and not our subsidiaries.
      Our principal executive offices are at 4350 South Monaco Street, Suite 500, Denver, Colorado 80237 (telephone (303) 773-1100). Additional information about us can be obtained on the investor relations section of our website. Our website is www.richmondamerican.com, although the information on our website is not incorporated into this prospectus.
      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
USE OF PROCEEDS
      Except as may otherwise be described in the prospectus supplement relating to an offering of securities, we will use the net proceeds from the sale of the securities offered under this prospectus and the prospectus supplement for general corporate purposes. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the related prospectus supplement.
DESCRIPTION OF COMMON STOCK
      MDC has authorized 100,000,000 shares of common stock. At October 31, 2005, we had approximately 44,600,000 shares outstanding.
DESCRIPTION OF PREFERRED STOCK
      MDC has authorized 25,000,000 shares of preferred stock, none of which were outstanding as of October 31, 2005. Shares of preferred stock may be issued in one or more series, as authorized by our board of directors with any rights and restrictions that are specified by our board of directors and permitted by Delaware law. When our board of directors specifies the terms of the preferred stock, the terms will be set forth in a certificate of designations to be filed with the secretary of state of Delaware.
DESCRIPTION OF THE DEBT SECURITIES
      The debt securities will be direct unsecured obligations of MDC and may be senior debt securities, senior subordinated debt securities or junior subordinated debt securities. The total amount of additional debt securities that we may issue is limited by covenants in our existing debt instruments to approximately $1,040.0 million as of September 30, 2005, assuming no additional cash flow.
      The debt securities will be issued under one or more indentures in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.
      MDC may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in resolutions of our board of directors or in a supplemental indenture. The specific terms will be described in a prospectus supplement. Our board of directors has designated

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$500,000,000 of the securities that may be offered hereby for issuance under our current medium-term note program.
      Debt securities may or may not be guaranteed by our subsidiaries.
LEGAL MATTERS
      The validity of the common stock and the preferred stock and the status of the debt securities as binding obligations of MDC and any guarantees as binding obligations of the guarantors will be passed on for MDC by Holme Roberts & Owen llp, Denver, Colorado.
EXPERTS
      The consolidated financial statements of M.D.C. Holdings, Inc. appearing in M.D.C. Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC:
Judiciary Plaza, Room 10024
450 Fifth Street, N.W.
Washington, D.C. 20549
      You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F. Street, N.E., Room 1580, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005.
      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like MDC, that file electronically with the SEC. The address of that site is http://www.sec.gov.
      We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

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      This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document (provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K). They contain important information about our company and its financial condition.

Filing	Period

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2005, June 30, 2005 and September 30, 2005
Annual Report on Form 10-K	Year ended December 31, 2004
Current Report on Form 8-K	Filed February 1, 2005, February 28, 2005, June 29, 2005, July 7, 2005, July 20, 2005, July 27, 2005 and September 30, 2005
      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (excluding any information furnished under Item 2.02 or Item 7.01 of Form 8-K) shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Joseph H. Fretz
Secretary and Corporate Counsel
M.D.C. Holdings, Inc.
4350 South Monaco Street
Suite 500
Denver, Colorado 80237
(303) 773-1100
      Additional information about us can be obtained on the investor relations section of our website. Our website is www.richmondamerican.com, although the information on our website is not incorporated into this prospectus.
      We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should keep in mind that such information has not been authorized and may therefore not be accurate. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

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M.D.C. Holdings, Inc.
$1,000,000,000

        The following are types of securities that we may offer and sell under this prospectus:

•	common stock

•	preferred stock

•	debt securities

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth all expenses payable by MDC in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. MDC will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee	$46,640	*
Fees and expenses of accountants	16,000
Fees and expenses of counsel to MDC	30,000
Printing and engraving	3,000
Blue Sky fees and expenses (including counsel)	2,000
Miscellaneous	2,360

Total	$100,000

*	MDC is deferring payment of the registration fee pursuant to Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.
      The Bylaws and Certificate of Incorporation of MDC provide for indemnification of the officers and directors of MDC to the fullest extent permitted by applicable law.
      Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
      Additionally, the Certificate of Incorporation of MDC eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director’s duty of loyalty to the respective corporation or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.
      The Bylaws and Certificates of Incorporation of Richmond American Homes of Arizona, Inc., Richmond American Homes of Colorado, Inc. and Richmond American Construction, Inc. provide for indemnification of the officers and directors of those corporations to the fullest extent permitted by applicable law. The Bylaws and Articles of Incorporation of RAH of Florida, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc. and Richmond American Homes of West Virginia, Inc. also provide for indemnification of the officers and directors of those corporations to the fullest extent permitted by applicable law. The limited partnership agreements of RAH of Texas, LP and Richmond American Homes of Florida, LP provide for indemnification of the partners of the respective partnerships in connection with actions or omissions by a partner believed in good faith to be within the scope of its authority as partner, except for actions or omissions involving willful misconduct or gross negligence. The operating agreement of RAH Texas Holdings, LLC provides for indemnification of the manager and officers of the company in connection with actions or omissions by them believed in good faith to be within the scope of their authority as manager or officer, except for actions or omissions involving fraud, willful misconduct or gross negligence. The governing documents of the other Co-Registrants do not provide for the indemnification of directors or officers against any liability which they may incur in their capacities as such.
      Additionally, the Certificate of Incorporation of Richmond American Homes of Colorado, Inc. eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director’s duty of loyalty to the respective corporation or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.
      The Articles of Incorporation of RAH of Florida, Inc., Richmond American Homes of Utah, Inc. Richmond American Homes of West Virginia, Inc., Richmond American Homes of Illinois, Inc., Richmond American Homes of Delaware, Inc., Richmond American Homes of Pennsylvania, Inc., Richmond American Homes of New Jersey, Inc., Richmond American Homes Two, Inc., Richmond American Homes Three, Inc., Richmond American Homes Four, Inc., Richmond American Homes Five, Inc., Richmond American Homes Six, Inc., and Richmond American Homes Seven, Inc. also eliminate in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director’s duty of loyalty to the respective corporation or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 7-108-403 of the Colorado Business Corporation Act (relating to the distribution of assets in violation of the Colorado Business Corporation Act); or (iv) for any transaction from which the director derived an improper personal benefit.
      The limited partnership agreements of RAH of Texas, LP and Richmond American Homes of Florida, LP eliminate in certain circumstances the monetary liability of partners for their good faith acts or omissions or errors in judgment. These limited partnership agreements do not eliminate the liability of a partner for acts or omissions involving willful misconduct or gross negligence. The operating agreement of RAH Texas Holdings, LLC eliminates in certain circumstances the monetary liability of the manager of the company for its good faith acts or omissions or errors in judgment. This provision does not eliminate the liability of the manager for acts or omissions involving fraud, willful misconduct or gross negligence.
      Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation’s best interest, or (ii) in all other cases, his conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation. The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.
      Section 7-62-403 of the Colorado Uniform Limited Partnership Act of 1981 provides that a general partner of a limited partnership has the same rights, powers and liabilities as a general partner in a general partnership. Section 7-64-401 of the Colorado Uniform Partnership Act (1997) provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership, unless the liabilities were incurred in violation of the partner’s duties to the partnership or the other partners.
      Section 7-80-410 of the Colorado Limited Liability Company Act permits indemnification of a member or manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the company’s business or for the preservation of the company’s business or property. The statute permits a limited liability company to indemnify and advance litigation expenses to employees and agents who are not managers to a greater extent than managers if consistent with law and provided for by the articles of organization, the operating agreement, or a contract between the corporation and the employee or agent.
      Sections 13.1-697, -698, -699, -701, -702, -703 and -704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith. Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director, officer, employee or agent to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.
      Section 2-418 of the Maryland General Corporation Law (“MGCL”) provides, generally and in part, that a corporation may indemnify any director made a party to a proceeding by reason of the individual’s service in that capacity unless it is established that the director’s act or omission (1) was material to the matter giving rise to the proceeding; (2) was committed in bad faith; or (3) was the result of active and deliberate dishonesty; or unless it is established that the director actually received an improper personal benefit in money, property or services. In the case of a criminal proceeding, indemnity is permissible unless it is established that the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which at the director shall have been adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under Section 2-418 of the MGCL for a director or officer who was wholly successful in the defense of any proceeding referred to in the first sentence of this paragraph to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification.
      MDC has obtained directors’ and officers’ liability insurance that provides insurance coverage for certain liabilities that may be incurred by the directors and officers of MDC and the Co-Registrants in their capacity as such.

Item 16.	Exhibits.

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
4	.1(a)**	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(b)**	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(c)**	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.2***	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4	.3†	Subordinated Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4	.4†	Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
4	.5††	Amendment No. 1 dated as of July 20, 2005 to Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
5.1		Opinion of Holme Roberts & Owen LLP.
12	.1†††	Computation of ratios of earnings to fixed charges.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24.1		Powers of Attorney.
25.1		Statement of Eligibility of Trustee — U.S. Bank National Association.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

**	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by MDC on April 6, 1999 (registration no. 333-70381).

***	Incorporated by reference to Amendment No. 2 to Form S-3 Registration Statement filed by MDC on September 1, 2004 (registration no. 333-117319).

†	Incorporated by reference to Form 8-K filed by MDC on October 7, 2004.

††	Incorporated by reference to Form 8-K filed by MDC on July 20, 2005.

†††	Incorporated by reference to Form 10-Q filed by MDC on November 7, 2005 for the quarter ended September 30, 2005.

Item 17.	Undertakings.

(a)	MDC hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by MDC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by MDC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) MDC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of MDC’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MDC pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, MDC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MDC of expenses incurred or paid by a director, officer or controlling person of MDC in the successful defense of any action, suit or proceeding) is asserted against MDC by such director, officer or controlling person in connection with the securities being registered, MDC will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      MDC hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of December, 2005.

M.D.C. HOLDINGS, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
M.D.C. LAND CORPORATION
RAH OF TEXAS, LP
RAH TEXAS HOLDINGS, LLC
RICHMOND AMERICAN CONSTRUCTION, INC.
RAH OF FLORIDA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF FLORIDA, LP
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.

By:	/s/ Paris G. Reece III

Paris G. Reece III
Authorized Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated, on the 1st day of December, 2005.

MDC OFFICERS AND DIRECTORS

Principal Executive Officer:

/s/ *

Larry A. Mizel,
Chairman of the Board of Directors
and Chief Executive Officer

Chief Operating Officer:

/s/ *

David D. Mandarich,
Director, President and
Chief Operating Officer

Principal Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Other Directors:

/s/ *

David E. Blackford

/s/ *

Steven J. Borick

/s/ *

William B. Kemper

/s/ *

Herbert T. Buchwald

/s/ *

Gilbert Goldstein

CO-REGISTRANT OFFICERS AND DIRECTORS

RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RAH OF FLORIDA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Executive Vice President, Director

RICHMOND AMERICAN HOMES OF ARIZONA, INC.

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Vice President, Director

RICHMOND AMERICAN HOMES OF COLORADO, INC.

Principal Executive Officer:

/s/ *

David D. Mandarich,
President

Principal Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Vice President and Director

M.D.C. LAND CORPORATION

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
President and Director

Other Directors:

/s/ *

Herbert T. Buchwald

/s/ Michael Touff

Michael Touff

RAH OF TEXAS, LP

By:	RICHMOND AMERICAN HOMES OF TEXAS, INC.,

its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Executive Vice President, Director

RAH TEXAS HOLDINGS, LLC

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
President and Sole Manager

RICHMOND AMERICAN HOMES OF FLORIDA, LP

By:	RAH OF FLORIDA, INC.

its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III

Paris G. Reece III,
Executive Vice President, Director

* By:	/s/ Joseph H. Fretz

Joseph H. Fretz,
Attorney-in-Fact

Item 16.	Exhibits.

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
4	.1(a)**	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(b)**	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(c)**	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.2***	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4	.3†	Subordinated Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4	.4†	Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
4	.5††	Amendment No. 1 dated as of July 20, 2005 to Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
5.1		Opinion of Holme Roberts & Owen LLP.
12	.1†††	Computation of ratios of earnings to fixed charges.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24.1		Powers of Attorney.
25.1		Statement of Eligibility of Trustee — U.S. Bank National Association.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

**	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by MDC on April 6, 1999 (registration no. 333-70381).

***	Incorporated by reference to Amendment No. 2 to Form S-3 Registration Statement filed by MDC on September 1, 2004 (registration no. 333-117319).

†	Incorporated by reference to Form 8-K filed by MDC on October 7, 2004.

††	Incorporated by reference to Form 8-K filed by MDC on July 20, 2005.

†††	Incorporated by reference to Form 10-Q filed by MDC on November 7, 2005 for the quarter ended September 30, 2005.